Exhibit 10.3
CTS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT is made as of the ____ day of ____, 20__ (the "Grant Date") between CTS CORPORATION, an Indiana corporation (the "Company"), and [Grantee Name] (the "Grantee").

    1.   Grant. Subject to the terms set forth in this Agreement and in the Company's 2009 Omnibus Equity and Performance Incentive Plan (the "Plan"), the Company hereby grants to the Grantee [# of units] Restricted Stock Units (the “Award”).  Except as expressly provided herein, capitalized terms used herein shall have the meaning ascribed to such terms under the Plan.

It is intended that this Agreement and its administration comply with the provisions of Section 409A of the Code.  Accordingly, notwithstanding any provision in this Agreement or in the Plan to the contrary, this Agreement and the Plan will be interpreted applied and, to the minimum extent necessary to comply with Section 409A of the Code, amended, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code.  As used herein, “Code” means the Internal Revenue Code of 1986 as amended from time to time, and any interpretations thereof issued by the U.S. Treasury Department on which the Company is permitted to rely.

     2.   Vesting and Settlement of Restricted Stock Units.   The Award shall vest and become non-forfeitable in installments equal to _________ percent (_____%) multiplied by the initial number of Restricted Stock Units specified in Section 1 of this Agreement on ________, 20__, ______________ percent (_____%) multiplied by the initial number of Restricted Stock Units specified in Section 1 of this Agreement on ________, 20__, and _______________ percent (_____%) multiplied by the initial number of Restricted Stock Units specified in Section 1 of this Agreement on ______, 20__. Each specified date shall be a "Vesting Date," provided that the Grantee remains in the continuous employ of the Company and is an employee of the Company on the Vesting Date.

Restricted Stock Units shall be settled solely in cash.  The Company shall distribute to the Grantee on each of the Vesting Dates or as soon thereafter as practicable, but in no event later than March 15th of the year following the year in which the applicable Vesting Date occurs (each such date of distribution, a "Settlement Date"), an amount equal to the Fair Market Value on the Vesting Date of one Share for each Restricted Stock Unit vesting as of the Vesting Date. Amounts paid to the Grantee in settlement of Restricted Stock Units shall be referred to herein as Settlement Amounts.  Settlement Amounts shall be calculated in U.S. dollars. Settlement Amounts may be paid in U.S. dollars or in the currency of the country in which the Grantee resides by the Company or its Affiliate.  If applicable, the exchange rate reported in the Wall Street Journal on the Vesting Date will be the exchange rate used to convert Settlement Amounts from U.S. dollars into another currency.  The Company’s obligations to the Grantee with respect to vested Restricted Stock Units will be satisfied in full upon the distribution of the Settlement Amount.  In no event may any Settlement Date be accelerated except in accordance with Section 409A of the Code.

Notwithstanding anything to the contrary in this Agreement, upon the first to occur of the following events, all Restricted Stock Units granted hereunder shall vest and become nonforfeitable and Settlement Amounts shall be distributed to the Grantee, estate, guardian or designated beneficiary of the Grantee as the case may be, in the settlement of Restricted Stock Units as soon as practicable, but in no event later than 30 days after the occurrence of such event, and such date(s) of distribution shall be deemed to be the Settlement Date(s):

(a)  Grantee’s becoming disabled, as defined by Section 409A of the Code;

(b)  Grantee’s death; or

(c)  A change in ownership or effective control of the Company,  or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

Unless the Committee determines otherwise in its sole discretion, if the Grantee’s employment with the Company terminates for any reason not specified above, all Restricted Stock Units granted hereunder which have not vested as of the date of such termination of employment shall be permanently forfeited on such termination date.

3.    Tax Withholding.  The Company shall have the right to deduct from any compensation due the Grantee from the Company any federal, state, local or foreign taxes required by the law of any jurisdiction to be withheld in connection with the grant or vesting of any Restricted Stock Unit pursuant to this Agreement provided that the amount withheld shall not exceed the legally required minimum withholding.  To the extent that the amounts payable to the Grantee are insufficient for such withholding, it shall be a condition to the grant or vesting of the Restricted Stock Units that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. No Settlement Amounts shall be transferred to the Grantee hereunder until such time as all applicable withholding taxes have been satisfied.

4.    Rights Not Conferred.  The Grantee shall have none of the rights of a stockholder with respect to the Restricted Stock Units, including the right to receive dividends or vote stock. The Grantee is further advised that until distribution, the Company’s obligation will be merely that of an unfunded and unsecured promise of the Company to deliver Settlement Amounts in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor.  No assets of the Company will be held as collateral security for the obligations of the Company hereunder, and all assets of the Company will be subject to the claims of the Company’s creditors.  Nothing contained in the Plan or in this Agreement shall confer upon the Grantee any right with respect to continued employment by the Company or any subsidiary thereof or interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

5.    Agreement Not Assignable.  This Agreement and the Restricted Stock Units awarded hereunder are not transferable or assignable by the Grantee; provided that no provision herein shall prevent the distribution of shares to the Grantee’s estate or designated beneficiary, in the event of the Grantee’s death.

6.    Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or corporate transaction or event having an effect similar to the foregoing, the Committee shall adjust the Award, as provided by the Plan.

7.    Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

8.    Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment to the Plan or the Agreement shall adversely affect the value or number of the Grantee’s Restricted Stock Units without the Grantee’s written consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

9.    Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

10.  Effect on Other Employee Benefit Plans.  The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salary or other similar terms used when calculating the Grantee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

11.  Severability.  If any provision of the Plan or this Agreement is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or award hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or award, such provision shall be stricken as to such jurisdiction or award, and the remainder of the Plan or Agreement shall be in full force and effect.

12.  Construction.  The Restricted Stock Units granted hereunder are being issued pursuant to Section 10 of the Plan (“Restricted Stock Award”) and are subject to the terms of the Plan.  A copy of the Plan has been given to the Grantee, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

13.  Data Protection.  By signing below, the Grantee expressly consents to the transfer and use of personal data by the Company and its agents in connection with the administration of this Award.

14.  Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

_____________________________________
Grantee:

CTS CORPORATION

By:___________________________________
James L. Cummins
Senior Vice President Administration